Bullion Monarch Mining Releases Preliminary Exploration Results From the Bom Jesus Project in Brazil

Orem, Utah – December21, 2009 - Bullion Monarch Mining Inc. (OTCBB: BULM) reports encouraging preliminary exploration results on the Bom Jesus Gold project in Brazil. Under a JV agreement with Dourave Mining and Exploration, Inc., Bullion Monarch has earned a 33.3% interest in two gold mining properties including Bom Jesus by investing USD $2 million for exploration of these properties located in the Para region of Brazil. The following summarizes results from the geologic work done on the property to date:

1.

The Bom Jesus property consisting of veins of extremely high grade gold is discovered and developed in 1982-83. From 1993 to 1999 the owner (private individual) produced 12,860 oz(400 kg) of gold in the first 70 days of operation using only hand labor and rudimentary methods.

2.

A multiple vein system was identified with 32 parallel veins.

3.

Detailed geological mapping, geochemical sampling, a helicopter borne electromagnetic (EM) and aeromagnetic survey had been conducted.

4.

The MMI (Mobile Metal Ion) geochemical survey defined an anomalous mineralized zone approximately 3.0 kilometers (10,000 ft) long by 600 meters (1,968 ft) wide.

5.

A 1,120 meter initial drilling program intercepted and defined the vein systems over a strike length of approximately 700 meters (2,297 ft) at depths of up to 100 meters (328 ft) with the main vein intercepted across 4 meters(23ft).

6.

In late 2008 geochemical surveys were extended to cover additional targets. A 47.7 kilometer (156,496 ft) induced polarization survey was completed. This confirmed an existence of multiple, large IP conductors in an area that is over 2 km (6,562 ft) in length, 500 meters (1,640 ft) in width, and over 200 meters (650 ft) deep. The veins appear to be part of a larger mineralized system with lower grade disseminated mineralization at depth with extensive associated hydrothermal alteration.

Notable results are detailed below:

Rock and Channel Sampling

BJ-R-05: 128g/t Au; 18g/t Ag;

BJ-R-10: 1.97g/t Au;

BJ-R-13: 424g/t Au; 33g/t Ag;

BJ-R-23: 2.42g/t Au; 12g/t Ag;

BJ-R-28: 2.16g/t Au;

BJ-R-32: 1.36g/t Au;

BJ-R-38: 387g/t Au; 47g/t Ag;

BJ-R-47: 41.3g/t Au; 11g/t Ag;

BJ-R-51: 2.20g/t;

BJ-R-2 (over 0.3m): 83.9g/t Au; 12g/t Ag;

Shaft 6 BJ-R-67: length .50m; 1.27g/t Au;

Shaft 7 BJ-R-65: length .25m; 2.04g/t Au;

Shaft 7 BJ-R-66: length .45m; 83.45g/t Au;

Shaft 8 BJ-R-73: length .55m; 34.49g/t Au;

Shaft 9 BJ-R-69: length .60m; 6.16g/t Au;

Shaft 9 BJ-R-70: length .80m; 6.20g/t Au;

Shaft 9 BJ-R-71: length .80m; 19.83g/t Au;

Shaft 11 BJ-R-91: length .30m; 139.69g/t Au;

Shaft 13 BJ-R-93: length 1.55m; 32.08g/t Au;

Shaft 14 BJ-R-62: length .40m; 2.53g/t Au;

Shaft 14 BJ-R-63: length .60m; 1.53g/t Au;

Shaft 15 BJ-R-56: length .36m; 37.20g/t Au;

Shaft 17 BJ-R-75: length .60m; 315.04g/t Au;

Shaft 17 BJ-R-77: length .20m; 23.74g/t Au;

Shaft 17 BJ-R-79: length .65m; 2.08g/t Au;

Shaft 19 BJ-R-82: length .30m; .91g/t Au;

Shaft 19 BJ-R-83: length .20m; 301.83g/t Au;

Shaft 19 BJ-R-84: length .35m; 2.11g/t Au;

Shaft 22 BJ-R-89: length .35m; 52.67g/t Au;

Notable Drill Results:

Drillhole FBJ-01: depth 70m; intersection 0.77m; 5.01g/t Au;

Drillhole FBJ-02: depth 100m; intersection 2.90m; 1.69g/t Au;

Drillhole FBJ-02: intersection 0.90m; 3.54g/t Au;

Drillhole FBJ-05: intersection 0.74m; 0.237g/t Au;

Drillhole FBJ-06: intersection 0.59m; 1.27g/t Au;

Drillhole FBJ-06: intersection 0.50m; 0.302g/t Au;

Drillhole FBJ-06: intersection 1.45m; 0.334g/t Au;

Drillhole FBJ-04: intersection 11.44m; 1.4g/t Au;

Drillhole FBJ-04: intersection 0.96m; 9.73g/t Au;

Drillhole FBJ-07: intersection 1.55m; 12.58g/t Au;

Drillhole FBJ-07: intersection 0.50m; 19.2g/t Au;

Drillhole FBJ-07: depth 70m; intersection 1.21m; 9.4g/t Au;

Drillhole FBJ-07: intersection 0.68m; 10.3g/t Au;

A recent, detailed, induced polarization (IP) survey has been completed and a 2,500 – 3,000 meter, seven hole, diamond drill program will begin in early 2010. Both shallow and deep reserves will be targeted.

Bom Jesus is a highly prospective target for large systems of hydrothermal alteration with disseminated sulphides in a complex alteration assemblage with final stage gold enrichment. There are highly prospective targets for large volume, lower grade, disseminated sulphide deposits with the potential for higher grade zones associated with structures and breccias. The primary targets are large potential ore conductors at depth, associated with the high grade surface veins.

Bullion Monarch Mining management is more than encouraged from the exploration results of the Bom Jesus property. The high grade surface sampling, the underground vein samples, the strong geophysical and geochemical anomalies as well as diamond drill results validate the cash investment in the property and give management a strong belief in the development of Bom Jesus.

Bullion Monarch Mining, Inc. (www.bullionmm.com) is a publicly traded (OTCBB:BULM) natural resource development and royalty company with interests in gold, silver and oil shale.

Investor Contact Information

Rob Morris

robmorris@bullionmm.com

(801) 426-8111

Media Contact Information

AJ Sterling Consulting

info@bullionmm.com

(435) 669-3855

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Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Information contained in this report contains “forward-looking statements’ which can include statement with respect to Bullion monarch mining’s exploration programs and plans and can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the report before making any investment in the shares of the company.  Bullion Monarch Mining, Inc. undertakes no obligation to update any forward-looking statements contained in this report. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.